CLASS A COMMON SHARES	CLASS A COMMON SHARES

THIS CERTIFIES THAT	See reverse for certain definitions
CUSIP 74372Y 10 0

is the owner of
             FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH OF

PROVELL, INC.

 transferable on the books of the Corporation by the holder hereof  in person or by duly authorized attorney upon surrender of this  certificate properly endorsed.This certificate is not valid  unless countersigned by the TransferAgent and Registrar.

             WITNESS the facsimile signatures of its duly authorized officers.

Dated:

/s/ Samia Haddad	/s/ George S. Richards
SECRETARY	CHAIRMAN

COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK MINNESOTA, N.A. (MINNEAPOLIS, MINNESOTA) TRANSFER AGENT AND REGISTRAR

BY
AUTHORIZED SIGNATURE

The Corporation will furnish to any shareholder, without charge, upon request made in writing, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued.

              The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	_____________ (Cust)	Custodian	_____________ (Minor)
TEN ENT	—	as tenants by the entireties			under Uniform Transfers to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Act	__________ (State)

Additional abbreviations may also be used though not in the above list.

For value received ____ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

_____________________________________________  Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________________________  Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED BY

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Provell, Inc. and Wells Fargo Bank Minnesota, N.A., dated as of April 16, 1998 (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Provell, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Provell, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were issued to any Person who becomes an Acquiring Person, or any Affilliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder thereof, may become null and void.